SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ZALE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 12, 2004

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zale Corporation, a Delaware corporation (the “Company”), will be held on Friday, November 12, 2004, at 10:00 a.m., local time, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, for the following purposes:

1.	To elect nine directors for terms that will expire at the 2005 Annual Meeting of Stockholders;

2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000;

3.	To amend the Company’s Restated Certificate of Incorporation to set the size of the Company’s Board of Directors at between seven and ten;

4.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2005; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 24, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company’s headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection during ordinary business hours by stockholders for any purpose germane to the Annual Meeting.

     We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible or by following the alternative voting procedures described on the proxy card, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the Annual Meeting.

By Order of the Board of Directors,

Hilary Molay Vice President, General Counsel and Secretary

Irving, Texas
October 7, 2004

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

PROXY STATEMEN
October 7, 2004

General Information

     This proxy statement is being furnished by the Board of Directors (the “Board of Directors”) of Zale Corporation, a Delaware corporation (the “Company”), to the holders of shares of the common stock of the Company, par value $.01 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, at 10:00 a.m., local time, on Friday, November 12, 2004, and at any adjournments or postponements thereof.

     A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by internet or telephone, by delivering written notice of the revocation of the proxy to the Secretary of the Company, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR amendment of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock to 150,000,000, FOR amendment of the Certificate of Incorporation to set the size of the Company’s Board of Directors at between seven and ten, FOR ratification of the appointment of KPMG LLP as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting or any adjournments or postponements thereof.

     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation for doing so, in person, by telephone, electronically or by facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date for the Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card, or in following the alternative voting procedures described on the proxy card, will help to avoid additional expense.

     At September 24, 2004, the Company had ___shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 24, 2004, are entitled to notice of, and to vote at, the Annual Meeting.

     This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about October 7, 2004.

VOTING REQUIREMENTS

Record Date and Voting Rights

     In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock as of September 24, 2004, must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

     Stockholders of record may vote by:

•	attending the Annual Meeting and casting a ballot;

•	logging onto the internet at http://www.proxyvote.com;

•	calling 1-800-690-6903 and following the instructions for voting; or

•	completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

Required Vote

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

     With regard to Proposal No. 2, the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000, and Proposal No. 3, the approval of an amendment to set the size of the Company’s Board of Directors at between seven and ten, votes may be cast for or against the matter or stockholders may abstain from voting on the matter. Proposal No. 2 will be approved if the holders of a majority of the outstanding shares of Common Stock vote in favor of the proposal, and Proposal No. 3 will be approved if the holders of two-thirds of the outstanding shares of Common Stock vote in favor of the proposal. An abstention or broker non-vote with respect to either proposal will have the effect of a vote against such proposal.

     With regard to Proposal No. 4, the ratification of the Company’s independent public accountants, votes may be cast for or against the matter or stockholders may abstain from voting on the matter. Proposal No. 4 will be approved if the votes cast for approval of the proposal exceed the number of votes cast against approval of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 4.

OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information regarding beneficial ownership of shares of Common Stock by (1) persons believed to beneficially own five percent or more of the outstanding shares of Common Stock, (2) each of the Company’s directors, (3) each of the Company’s executive officers named in the Summary Compensation Table on page 13, and (4) the Company’s directors and executive officers as a group, all as of September 24, 2004. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

			Shares That May be
	Shares of Common		Acquired Within 60	Percent of
Name of Beneficial Owner	Stock (1)		Days	Class
Five Percent Stockholders:
Cooke & Bieler, Inc.	4,021,472	(2)	—	7.7%
1700 Market Street, Suite 3222
Philadelphia, PA 19103

Barclays Global Investors, N.A.	3,685,598	(3)	—	7.1%
45 Fremont Street
San Francisco, CA 94105

First Pacific Advisors, Inc.	3,153,800	(3)	—	6.1%
11400 West Olympic Boulevard – Suite 1200
Los Angeles, CA 90064

Artisan Partners L.P.	3,122,696	(4)	—	6.0%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

Directors and Named Executive Officers:
Richard C. Marcus	2,800		39,000	*
Mary L. Forté	32,984		255,002	*
J. Glen Adams	—		36,000	*
A. David Brown	—		10,000	*
Mary E. Burton	—		2,500	*
Sue E. Gove	13,970		340,000	*
John B. Lowe, Jr.	—		—	*
Thomas C. Shull	—		—	*
David M. Szymanski	—		—	*
Mark R. Lenz	4,419		85,800	*
Pamela J. Romano	4,401		220,000	*
Gregory Humenesky	2,015		11,500	*
Directors and Executive Officers As a Group (12 persons):	60,589		769,802	1.5%

*	Represents less than one percent.

(1)	Includes restricted shares of the Company’s Common stock which vest on July 21, 2007: Ms. Forté – 25,000; Ms. Gove – 12,000; Mr. Lenz – 2,500; Ms. Romano – 3,000; Mr. Humenesky – 2,000; all executive officers and directors as a group – 44,500.

(2)	Ownership as of August 1, 2004, based on information furnished by Cooke & Bieler, Inc. Cooke & Bieler, Inc., has sole voting power on 2,798,832 shares, sole investment power on 4,008,072 shares and shared investment power on 13,400 shares.

(3)	Based on information contained in filings made with the Securities and Exchange Commission (“SEC”).

(4)	As of June 30, 2004, based on information furnished by Artisan Partners, L.P. Artisan Partners has shared voting and investment power with respect to all shares.

     PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     Under the Company’s Restated Certificate of Incorporation and Bylaws, directors are elected annually by stockholders. The Certificate of Incorporation currently provides for a Board of Directors consisting of not less than seven directors and not more than nine directors, with the precise number to be set by the Board of Directors from time to time. During the fiscal year ended July 31, 2004 (“Fiscal Year 2004”), the number of directors was set at nine.

     Action will be taken at the Annual Meeting for the election of nine directors, each of whom will serve until the 2005 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Proxies may not be voted for more than nine directors.

     The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

     Information concerning each of the nine nominees standing for election to the Board of Directors pursuant to Proposal No. 1 is set forth below.

     The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees listed below.

Richard C. Marcus, Age 66.

Chairman of the Board

     Mr. Marcus has served as Chairman of the Board of Directors since August 1, 2004. Mr. Marcus has served as a director of the Company since July 21, 1993. Since January 1997, Mr. Marcus has served as a Senior Advisor to Peter J. Solomon Company, a New York investment banking firm. Mr. Marcus is a director of Michael’s Stores Inc. Mr. Marcus is former Chairman and CEO of Neiman Marcus in Dallas, Texas.

Mary L. Forté, Age 53.

President and Chief Executive Officer, Director

     Ms. Forté has served as President, Chief Executive Officer and a director since August 1, 2002. Before being named to such positions, Ms. Forté had served as Executive Vice President and Chief Merchandise Officer since February 21, 2001. From January 1998 to February 2001, she served as Executive Vice President and Chief Administrative Officer. Ms. Forté joined the Company in July 1994 as the President of the Company’s Gordon’s Jewelers brand, and served in that position until January 1998. From January 1994 to July 1994, Ms. Forté served as Senior Vice President of QVC – Home Shopping Network. From July 1991 through January 1994, Ms. Forté served as Senior Vice President of the Bon Marché, Home Division of Federated Department Stores, Inc. From July 1989 to July 1991, Ms. Forté served as Vice President of Rich’s Department Store, Housewares Division. In addition to the above, Ms. Forté has 14 years retailing and merchandising experience with Macy’s, The May Department Stores Company, Inc. and Federated Department Stores, Inc.

J. Glen Adams, Age 65.

Director

     Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas, a real estate financing and syndication firm. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company.

A. David Brown, Age 62.

Director

     Mr. Brown has served as a director of the Company since March 4, 1997. Since September 12, 2003, Mr. Brown has served as Managing Partner of Bridge Partners, L.L.C., a retained executive search firm. From May 15, 1997 to September 12, 2003, Mr. Brown served as Managing Partner for the New York office of Whitehead Mann, Inc., formerly Pendleton James Associates. Prior to joining Whitehead Mann, Inc., Mr. Brown served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1, 1994 to May 14, 1997. Prior to joining Korn/Ferry, Mr. Brown held numerous positions with Macy’s, including Senior Vice President of Human Resources, a position he held from 1983 to 1994. Mr. Brown is a director of Selective Insurance Group, Inc. and Hanover Direct, Inc. Mr. Brown also serves as a trustee for Drew University and The Jackie Robinson Foundation.

Mary E. Burton, Age 52.

Director

     Ms. Burton has served as a director of the Company since August 1, 2003. Since July 1992, Ms. Burton has served as Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to occupying that position, she served as Chief Executive Officer of PIP Printing from July 1991 to July 1992, and as Chief Executive Officer of Supercuts, Inc. from September 1987 to June 1991. She is also a director of Staples, Inc., The Sports Authority, Inc., Rent-A-Center, Inc. and Aeropostale, Inc.

Sue E. Gove, Age 46.

Executive Vice President and Chief Operating Officer

     Ms. Gove has served as Chief Operating Officer since August 1, 2002. She also remained in the position of Chief Financial Officer until February 2003. Prior to that appointment, Ms. Gove served as Executive Vice President, Chief Financial Officer from July 1998 to July 2002. From December 1997 to July 1998, she served as Senior Vice President, Chief Financial Officer. From January 1996 to December 1997, she served as Senior Vice President, Corporate Planning and Analysis. From September 1996 through June 1997, Ms. Gove also served as Senior Vice President and Treasurer, overseeing Investor Relations and the Treasury, Tax and Control functions. Ms. Gove joined the Company in 1980 and served in numerous capacities until her appointment as Vice President in 1989.

John B. Lowe, Jr., Age 65.

Director

     Mr. Lowe has served as a director of the Company since March 5, 2004. Mr. Lowe serves as Chairman and Chief Executive Officer of TDIndustries, a national mechanical/electrical/plumbing construction and facility service company. He has held this position since 1980. Mr. Lowe serves on the Board of Trustees for the Dallas Independent School District and on the Board of Directors for the Texas Business and Education Coalition.

Thomas C. Shull, Age 53.

Director

     Mr. Shull has served as a director of the Company since August 26, 2004. Mr. Shull has served as Chief Executive Officer of Meridian Ventures, a venture management and turnaround firm, since its inception in 1990. Mr. Shull served as President and Chief Executive Officer and as a director of Hanover Direct, Inc., a retailer of branded merchandise through catalogs and e-commerce, from December 5, 2000 through May 5, 2004. Mr. Shull also served as Chairman of the Board of Directors of Hanover Direct, Inc. from January 10, 2002 through May 5, 2004. From 1997 to 1999, he served as President and Chief Executive Officer of Barneys New York, a leading luxury retailer. From 1992 to 1994, Mr. Shull was Executive Vice President of R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution.

David M. Szymanski, Age 47.

Director

     Dr. Szymanski has served as a director of the Company since January 15, 2004. Dr. Szymanski is a member of the faculty of Texas A&M University where he currently serves as the Director of the Center for Retailing Studies. Dr. Szymanski has held senior positions at the University since 1987, serving for the last six years in the Center for Retailing Studies. Dr. Szymanski presently serves on the National Retail Federation Foundation Board.

Other Information

     No family relationships exist between any of our executive officers, directors or nominees for director.

CORPORATE GOVERNANCE

     The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange (“NYSE”). The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area. The Company’s Corporate Governance Guidelines, Board of Directors Committee Charters and Code of Business Conduct and Ethics are available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate Governance.”

     With respect to corporate governance, the Company is managed by a core group of officers who are governed by the Board of Directors. Set forth below is information regarding the meetings of the Board of Directors during Fiscal Year 2004, a description of the standing committees of the Board of Directors and additional highlights of the Company’s corporate governance policies and procedures.

Committees and Meetings of the Board of Directors

     Board Composition and Independence. The NYSE listing standards require listed companies to have a board of directors with at least a majority of independent directors. The Company has, and has had for many years, a majority of independent directors. Under the Company’s Nominating and Corporate Governance Committee Charter, no nominees for initial election to the Board of Directors may be non-independent, other than the Chief Executive Officer and one additional executive officer.

     The Board of Directors presently consists of eight members and will consist of nine members as of the Annual Meeting. The Board of Directors has determined that each director nominee, with the exception of Mary L. Forté and Sue E. Gove, who are employed by the Company, has no material relationship with the Company that is inconsistent with a determination that such person independent within the meaning of the Company’s Nominating and Corporate Governance Committee Charter and the rules of the NYSE. In making the independence determination, the Board of Directors reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a director or his or her immediate family members have with the Company. During Fiscal Year 2004, no independent director had any relationships with the Company other than ordinary customer relationships.

     Meetings of the Board of Directors. During Fiscal Year 2004, the Board of Directors met nine times. No incumbent director attended fewer than ninety percent of the total number of meetings held by the Board of Directors and committees on which such director served during that period.

     Board Committees. The standing committees of the Board of Directors are the Audit, Compensation and Nominating and Corporate Governance Committees. The principal functions and the names of the directors currently serving as members of the Audit, Compensation and Nominating and Corporate Governance Committees are set forth below. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an independent director under the rules of the NYSE.

     Audit Committee. The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a written charter, a copy of which is available on the Company’s web site at www.zalecorp.com under the heading “Corporate Governance.” Under the charter, the Audit Committee’s principal responsibilities include: reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof; reviewing the annual independent audit of the Company’s financial statements; reviewing the Company’s systems of internal accounting and financial controls; and reviewing and monitoring the internal audit process and internal audit results. The Audit Committee also reviews the Company’s quarterly financial statements, is responsible for the selection, evaluation, retention and, if applicable, replacement from time to time of the Company’s independent auditors, and establishes and maintains procedures for the receipt and treatment of accounting or auditing complaints or concerns, including providing for confidential reporting of such concerns by employees of the Company. The Audit Committee met eight times during Fiscal Year 2004. Thomas C. Shull, J. Glen Adams and John B. Lowe, Jr. are the current members of the Audit Committee. Mr. Shull is its Chairman. The Board of Directors has determined that each of J. Glen Adams and Thomas C. Shull qualifies as an “Audit Committee Financial Expert” under SEC regulations and that each member of the Audit Committee is financially literate under NYSE rules.

     Compensation Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation and administration of compensation plans. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s web site at www.zalecorp.com under the heading “Corporate Governance.” Under the charter, the Compensation Committee’s principal responsibilities include: monitoring compensation practices at other companies generally and in the retail industry in particular; establishing corporate goals and objectives with respect to compensation; and overseeing the Company’s compensation-setting practices. The Compensation Committee establishes the compensation of the Company’s Chief Executive Officer, recommends to the Board of Directors the compensation of all other officers, periodically reviews the status of director compensation, makes recommendations concerning the adoption of equity-based and other incentive compensation plans, oversees, in consultation with appropriate Company officers, regulatory compliance with respect to compensation matters, and reviews and recommends proposed employment agreements with Company executive officers. In addition, the Compensation Committee administers the Company’s stock incentive plans and its other incentive-based compensation plans. The Compensation Committee met five times during Fiscal Year 2004. A. David Brown, Mary E. Burton and David M. Szymanski are the current members of the Compensation Committee. Mr. Brown is its Chairman.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in developing corporate governance guidelines and in identifying qualified independent directors. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on the Company’s web site at www.zalecorp.com under the heading “Corporate Governance.” Under the charter, the Committee’s principal responsibilities include: identifying individuals qualified to become members of the Board of Directors and recommending candidates for reelection as directors; monitoring and recommending corporate governance and other board practices; and overseeing performance reviews of the Board of Directors, its committees and the individual members of the Board of Directors.

     The Nominating and Corporate Governance Committee held three meetings during Fiscal Year 2004. J. Glen Adams, A. David Brown and Richard C. Marcus are the current members of the Nominating and Corporate Governance Committee. Mr. Adams is its Chairman.

     Nominating Procedures. With respect to the Nominating and Corporate Governance Committee’s evaluation of director nominee candidates, the Committee considers the guidelines set forth in the Committee’s charter. The guidelines provide that:

•	all candidates must be independent at the time of their initial election, other than the Company’s Chief Executive Officer and one additional executive officer;

•	a majority of the directors should be active or retired senior executives of significant companies, educational institutions, governmental agencies, service providers or non-profit organizations;

•	the Committee shall consider their other obligations and time commitments and their ability to attend meetings in person; and

•	interlocking directorships (a senior executive officer of the Company serves on the board of directors of or as a trustee of a company or institution that employs one or more directors) will not be allowed.

     Beyond these guidelines, the Committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of criteria that the Committee generally views as relevant and is likely to consider. Some of these factors include the candidates’:

•	career experience, particularly experience that is germane to our business, such as retail, legal, human resources, finance, marketing, and regulatory experience;

•	whether the candidate is an “Audit Committee Financial Expert” (as defined by the SEC);

•	whether the candidate is “financially literate” under NYSE rules;

•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;

•	contribution to diversity of the Board of Directors;

•	integrity and reputation;

•	ability to work collegially with others;

•	academic credentials; and

•	current membership on the Company’s Board of Directors — our Board values continuity (but not entrenchment).

     The Nominating and Corporate Governance Committee does not assign a particular weight to any individual factor. Similarly, the Committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced Board of Directors.

     With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has not developed a formalized process. Instead, its members and the Company’s senior management generally recommend candidates of whom they are personally aware or whom they know by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

     The Nominating and Corporate Governance Committee welcomes recommendations from stockholders. The Committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the Committee evaluates a candidate recommended by other means. In order to make a recommendation, the Committee asks that a stockholder send the Committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Business Conduct and Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the Committee’s charter, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•	personal and professional references for the candidate, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

     This information should be sent to the Nominating and Corporate Governance Committee, c/o Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving Texas 75038-1003, who will forward it to the chairperson of the Committee. The Committee does not necessarily respond to recommendations.

     In addition to the procedures described above for recommending prospective nominees for consideration by the Nominating and Corporate Governance Committee, stockholders may directly nominate directors for consideration by stockholders at any annual meeting of stockholders. See “Stockholder Nomination of Director Candidates” on page 30 of this proxy statement for further information.

     Each of the nominees for election as a director at the Annual Meeting was nominated by the Company’s Board of Directors. Each of the nominees currently is a director, previously has been elected as a director by stockholders or is an executive officer of the Company.

Other Corporate Governance Policies

     In addition to corporate governance matters described throughout this proxy statement, some additional highlights of the Company’s corporate governance policies and procedures are set forth below:

     Corporate Governance Guidelines. In 2003, the Board of Directors adopted a set of Corporate Governance Guidelines which address a number of corporate governance matters, including director responsibilities, director qualifications, director compensation and evaluations, director orientation, management evaluation and succession and director access to management.

     The Company’s Corporate Governance Guidelines are in compliance with the rules of the NYSE, which require a listed Company to adopt corporate governance guidelines covering certain matters. The Nominating and Corporate Governance Committee will review the Corporate Governance Guidelines on a regular basis and will propose any necessary additions, which will be presented to the Board of Directors.

     Code of Ethics. The Company has a Code of Business Conduct and Ethics. All of its directors, executive officers and employees are subject to the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company’s web site at www.zalecorp.com under the heading “Corporate Governance.” Stockholders may request a copy of the Code of Business Conduct and Ethics by contacting Investor Relations at the following address: Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003. Any waiver of the Code of Business Conduct and Ethics will be disclosed in an SEC filing on Form 8-K.

     Separate and Independent Chairman. The Company has a Chairman of the Board of Directors who is separate from its Chief Executive Officer and who is not otherwise an employee of the Company.

     Meetings of Non-Employee Directors. The Company’s non-employee directors meet in executive session without management present at regularly scheduled Board of Directors meetings, with Richard C. Marcus, the Chairman of the Board of Directors, presides over such meetings.

     Committee Authority to Retain Independent Advisors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

     Whistleblower Procedures. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

     Disclosure Committee. The Company has established a Disclosure Committee composed of members of management to assist the Company in fulfilling its obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the Company’s periodic filings with the SEC.

     No Executive Loans. The Company does not extend loans to executive officers or directors and has no such loans outstanding.

     Director Attendance at Annual Meeting. Where the Company holds a Board of Directors meeting in conjunction with its Annual Meeting, which is its practice, it expects all directors to attend the Annual Meeting. All members of the Board of Directors attended last year’s Annual Meeting.

     Communicating with the Board of Directors. Stockholders who wish to send communications to the Board of Directors or any individual directors may do so by writing to the Board of Directors to the attention of Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving, Texas 75038-1003. With the exception of communications that are primarily commercial in nature or that relate to an improper topic, all stockholder communications directed to the Board or to specified directors will be relayed to them.

EXECUTIVE AND DIRECTOR COMPENSATION

     The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the last three fiscal years to the Company’s Chief Executive Officer and its four other most highly compensated executive officers (collectively, the “named executive officers”) in Fiscal Year 2004.

SUMMARY COMPENSATION TABLE

					Long-Term
			Annual Compensation		Compensation		Other
						Securities
Name and Principal	Fiscal	Salary		Other Annual	Restricted Stock	Underlying	All Other
Position	Year	($)(1)	Bonus ($)	Compensation($)	Awards($)(2)	Options (#)	Compensation ($)
Mary L. Forté (3)	2004	625,000	523,203	34,409	678,500	115,000	6,839
President and Chief	2003	600,000	—	71,791	—	200,000	6,075
Executive Officer	2002	400,000	—	66,218	—	300,000	6,255

Sue E. Gove (4)	2004	525,000	351,593	35,455	325,680	55,000	4,741
Executive Vice	2003	500,000	—	43,375	—	120,000	4,111
President, Chief	2002	400,000	—	28,139	—	150,000	4,184
Operating Officer

Mark R. Lenz (5)	2004	250,000	108,826	16,610	67,850	15,000	1,983
Group Senior Vice	2003	217,808	—	39,194	—	50,000	1,842
President, Chief Financial Officer

Pamela J. Romano (6)	2004	375,000	136,238	26,973	81,420	15,000	4,664
Group Senior Vice	2003	348,173	—	45,355	—	80,000	4,269
President and President, Zales Jewelers

Gregory Humenesky (7)	2004	238,000	95,633	17,948	54,280	10,000	2,686
Senior Vice President, Human Resources

(1)	Includes amounts contributed by such executive officers to the Company’s 401(k) savings plan.

(2)	As of the end of Fiscal Year 2004, the aggregate restricted stock holdings for the named executive officers consisted of 44,500 shares with a value of $27.14 at the closing price as of July 30, 2004, on the NYSE. Such value does not give effect to the diminution of value attributable to the restrictions on such stock. The restricted stock awards are eligible for dividends and become vested as to 100% of the shares covered thereby on third anniversary of the date of grant.

(3)	Ms. Forté’s “Other Annual Compensation” for 2004 consists of $5,065 for Executive Financial Planning, $12,060 for the Company’s Medical Expense Reimbursement Plan, $5,056 annual insurance premiums paid by the Company and a $12,228 car allowance. Ms. Forté’s “All Other Compensation” for 2004 consists of $1,688 for group term life insurance premiums and $5,121 Executive Long-Term Disability (“Executive LTD”).

(4)	Ms. Gove’s “Other Annual Compensation” for 2004 consists of $5,200 for Executive Financial Planning, $12,060 for the Company’s Medical Expense Reimbursement Plan, $2,111 annual insurance premiums paid by the Company and a $16,085 car allowance. Ms. Gove’s “All Other Compensation” for 2004 consists of $995 for group term life insurance premiums and $3,746 Executive LTD.

(5)	Mr. Lenz became an executive officer of the Company during the fiscal year ended July 31, 2003 (“Fiscal Year 2003”). Mr. Lenz’s “Other Annual Compensation” for 2004 consists of $5,329 for the Company’s Medical Expense Reimbursement Plan, $1,280 annual insurance premiums paid by the Company and a $10,000 car allowance. Mr. Lenz’s “All Other Compensation” for 2004 consists of $385 for group term life insurance premiums and $1,598 Executive LTD.

(6)	Ms. Romano became an executive officer of the Company during Fiscal Year 2003. Ms. Romano’s “Other Annual Compensation” for 2004 consists of $7,500 for Executive Financial Planning, $5,329 for the Company’s Medical Expense Reimbursement Plan, $2,049 annual insurance premiums paid by the Company and a $12,095 car allowance. Ms. Romano’s “All Other Compensation” for 2004 consists of $695 for group term life insurance premiums and $3,969 Executive LTD.

(7)	Mr. Humenesky became an executive officer of the Company during Fiscal Year 2004. Mr. Humenesky’s “Other Annual Compensation” for 2004 consists of $1,150 for Executive Financial Planning, $5,329 for the Company’s Medical Expense Reimbursement Plan, $2,195 annual insurance premiums paid by the Company and a $9,275 car allowance. Mr. Humenesky’s “All Other Compensation” for 2004 consists of $714 for group term life insurance premiums and $1,972 Executive LTD.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all stock option grants to the named executive officers during Fiscal Year 2004.

					Potential Realizable Value
					At Assumed Annual Rates
					of Stock Price Appreciation
		Individual Grants (1)			for Option Term (2)
	Number of Securities	% of Total Options	Exercise or
	Underlying Options	Granted to Employees	Base Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Mary L. Forté	115,000	14.17%	$27.44	7/21/14	$1,928,343	$4,939,730
Sue E. Gove	55,000	6.78%	$27.44	7/21/14	$922,251	$2,362,479
Mark R. Lenz	15,000	1.85%	$27.44	7/21/14	$251,523	$644,313
Pamela J. Romano	16,000	1.97%	$27.44	7/21/14	$268.291	$687,267
Gregory Humenesky	10,000	1.23%	$27.44	7/21/14	$167,682	$429,541

(1)	Sets forth options granted under the Zale Corporation 2003 Stock Incentive Plan (the “2003 Stock Incentive Plan”) for the fiscal year ended July 31, 2004. All options were granted at an exercise price equal to the fair market value of the shares of Common Stock as of the day before the grant date, have a term of 10 years, and become exercisable in equal increments of 25% per year beginning one year from the grant date. Upon the occurrence of a change of control (as defined in the 2003 Stock Incentive Plan), options shall become fully and immediately exercisable.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for shares of Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during Fiscal Year 2004.

	Shares Acquired on	Value Realized	Number of Securities		Value of Unexercised
	Exercise	($)	Underlying Unexercised		In-the-Money Options
	(#)		Options at Fiscal Year-End		At Fiscal Year-End (1)
			(#)		($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mary L. Forté	312,498	$3,439,916	255,002	520,000	$2,149,240	$3,837,875
Sue E. Gove	240,000	$2,227,015	340,000	305,000	$2,607,287	$2,373,550
Mark R. Lenz	19,200	$274,470	85,800	58,000	$840,376	$539,123
Pamela J. Romano	50,000	$720,170	220,000	126,000	$1,595,916	$740,325
Gregory Humenesky	34,250	$158,984	11,500	32,250	$69,292	$149,627

(1)	These amounts represent the excess of the fair market value of the Common Stock of $27.325 per share as of July 30, 2004, based on the average of the day’s high and low prices as reported on the NYSE, above the exercise price of the options.

Supplemental Executive Retirement Plan

     In 1995, the Company adopted a Supplemental Executive Retirement Plan (the “Executive Retirement Plan”). The purpose of the Executive Retirement Plan is to provide eligible Company executives with the opportunity to receive payments each year after retirement equal to a portion of their “Final Average Pay,” as defined below. The class of executives who are eligible to be participants in the Executive Retirement Plan include those employees who hold the office of Corporate Vice President, Brand Senior Vice President and all higher executive offices (the “Participants”).

     A Participant becomes vested in his or her benefit in the Executive Retirement Plan after completing five years of service with the Company. A Participant also becomes vested in his or her Executive Retirement Plan benefits upon a change of control of the Company or the death or disability of the Participant while an active employee. A retired Participant who is vested is entitled to monthly payments continuing over the life of the Participant (or, at the election of the Participant, in a joint and 50% survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the Participant’s 65th birthday. The amount of each payment is determined under the following formula:

Benefit Points x Final Average Pay
100

     Benefit Points are calculated based on a goal for net income established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the Participant from the Company in the 60-month period ending immediately prior to the Participant’s retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Mary L. Forté, Sue E. Gove, Mark R. Lenz, Pamela J. Romano and Gregory Humenesky (assuming the same salary of each of the named executive officers for Fiscal Year 2004) are $321,700, $378,200, $150,300, $245,700 and $114,100, respectively.

Employment Agreements

     Forté Employment Agreement. On August 1, 2002, the Company entered into a three year employment agreement with Ms. Forté. Under the employment agreement, Ms. Forté is employed by the Company as its President and Chief Executive Officer at an annual base salary of not less than $600,000. Ms. Forté is eligible to receive bonus compensation of up to one hundred twenty-five percent (125%) of her base salary in accordance with the terms and conditions of the Company’s executive bonus program. In the event of a change of control (as defined in the employment agreement), resulting in the termination of Ms. Forté’s employment, the Company shall pay her (1) an amount equal to three times her base salary, (2) an amount equal to three times the average annual bonus paid to her over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Executive Retirement Plan.

     Gove Employment Agreement. On August 1, 2002, the Company entered into a three year employment agreement with Ms. Gove. Under the employment agreement, Ms. Gove is employed by the Company as its Executive Vice President and Chief Operating Officer at an annual base salary of not less than $500,000. Ms. Gove is eligible to receive bonus compensation of up to one hundred percent (100%) of her base salary in accordance with the terms and conditions of the Company’s executive bonus program. In the event of a change of control (as defined in the employment agreement), resulting in the termination of Ms. Gove’s employment, the Company shall pay her (1) an amount equal to three times her base salary, (2) an amount equal to three times the average annual bonus paid to her over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Executive Retirement Plan.

     Lenz Employment Agreement. On August 1, 2003, the Company entered into a three year employment agreement with Mr. Lenz. Under the employment agreement, Mr. Lenz is employed by the Company as its Group Senior Vice President and Chief Financial Officer at an annual base salary of not less than $250,000. Mr. Lenz is eligible to receive bonus compensation of up to sixty-five percent (65%) of his base salary in accordance with the terms and conditions of the Company’s executive bonus program. In the event of a change of control (as defined in the employment agreement), resulting in the termination of Mr. Lenz’s employment, the Company shall pay him (1) an amount equal to three times his base salary, (2) an amount equal to three times the average annual bonus paid to him over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Executive Retirement Plan.

     Romano Employment Agreement. On February 28, 2003, the Company entered into a three year employment agreement with Ms. Romano. Under the agreement, Ms. Romano is employed by the Company as its Group Senior Vice President and President, Zales Jewelers, at an annual base salary of not less than $375,000. Ms. Romano is eligible to receive bonus compensation of up to seventy-five percent (75%) of her base salary in accordance with the terms and conditions of the Company’s executive bonus program. In the event of a change of control (as defined in the employment agreement), resulting in the termination of Ms. Romano’s employment, the Company shall pay her (1) an amount equal to three times her base salary, (2) an amount equal to three times the average annual bonus paid to her over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Executive Retirement Plan.

Executive Severance Arrangements

     In 1994, the Company adopted an executive severance plan for its executives (the “Severance Plan”), which becomes operative upon the occurrence of certain events, such as termination without cause (as defined in the Severance Plan). Under the Severance Plan, Executive Vice Presidents (who are not parties to executive employment agreements), Company Senior Vice Presidents and Brand Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and Director-level employees, and Brand Senior Vice Presidents, Vice Presidents and Director-level employees are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay.

Other Employment Agreements

     The Company has entered into change of control agreements with certain of its senior officers and other key employees. The agreements are intended to supplement any other programs sponsored by the Company, including, but not limited to, the Company’s severance and stock option plans. The agreements expire on August 1, 2007.

     If any party to an agreement is terminated within two years following a change of control (as defined therein), for any reason other than cause or disability (as defined in the employment agreement), or if a party terminates his or her employment with the Company for good reason (as defined in the employment agreement), the Company shall: (1) pay an amount equal to three times the employee’s annual base pay as of the date of termination; (2) pay an amount equal to three times the average annual cash bonus paid to the employee for the two fiscal years immediately preceding the date of termination; (3) for three years following the date of termination of employment, provide to the party and anyone entitled to claim under or through the party all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (4) pay a lump sum equal to the actuarial equivalent of the benefits that would have accrued to the party under the Executive Retirement Plan. Under the agreements, an employee is eligible to receive between fifty percent (50%) and seventy-five percent (75%) of his or her base salary in accordance with the Company’s executive bonus program. The agreements are required to be assumed by any successor to the Company by merger or otherwise.

Director Compensation

     During Fiscal Year 2004, each non-employee director of the Company received an annual retainer fee of $50,000, a $3,000 fee for each Board of Directors meeting attended in person and a $1,000 fee for each Board of Directors meeting attended by telephone. The Chair of the Audit Committee of the Board of Directors received an additional annual retainer fee of $30,000. All other Committee Chairs of the Board of Directors received an additional annual retainer fee of $15,000. Each Committee member received $2,000 for each Committee meeting attended, whether in person or by telephone. Non-employee directors also received annual grants of options to purchase 5,000 shares of Common Stock under the Company’s Outside Directors’ 1995 Stock Option Plan (the “Directors Option Plan”).

Director Indemnification Arrangements

     The Company has entered into indemnification agreements with each of the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his or her service as a director, officer, employee or agent of the Company, provided that the director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the director in defending any proceeding. The Company expects to enter into similar agreements with new directors elected in the future.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     The Compensation Committee oversees the compensation of the Company’s officers, approves and recommends to the Board of Directors the Company’s policies, programs, procedures and objectives for compensating its officers and key employees. The Compensation Committee, acting together with any other independent directors who have advised the Chairperson of the Committee that they would like to participate, determines and approves the Chief Executive Officer’s compensation level, and also makes recommendations to the Board of Directors with respect to the compensation of other officers of the Company. In addition, the Compensation Committee administers the 2003 Stock Incentive Plan and the Company’s other incentive-based compensation plans.

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s executive compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company’s executive compensation program consists of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options and other potential equity incentives, including, in some instances, restricted stock grants, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     Base Salaries. It is the Compensation Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Compensation Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     Bonuses. For Fiscal Year 2004, the annual bonuses available to the Company’s executive officers were based upon the Company’s financial performance as measured by consolidated corporate net income targets and brand operating earnings targets, as set forth in the Company’s annual financial plan.

     The bonus opportunity is calculated as a percentage of the recipient’s base salary. Specifically, all participants can earn up to fifty percent (50%) of their maximum bonus opportunity if the Company exceeds its consolidated net income target and up to fifty percent (50%) of the maximum bonus opportunity if the brands exceed their operating earnings target. No bonus can be achieved if the Company fails to attain a minimum threshold for net income or the brands do not achieve their operating earnings targets. The Compensation Committee and the Board of Directors, in their sole discretion, may adjust the amount and timing of bonus payments under the program to address special or unusual circumstances.

     Equity Incentives. During Fiscal Year 2004, the 2003 Stock Incentive Plan formed the basis for the Company’s long-term incentive plan for executives and key employees. The 2003 Stock Incentive Plan provided for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, stock bonuses and phantom stock. The purpose of the 2003 Stock Incentive Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employment of the Company and to acquire a proprietary interest in the long-term success of the Company.

     During Fiscal Year 2004, option awards were made to approximately 150 of the Company’s employees covering an aggregate of 731,600 shares of Common Stock. All options were granted with an exercise price equal to the fair market value of the shares of Common Stock as of the day before the grant date, have a term of ten years, and become exercisable in equal increments of twenty-five percent (25%) per year beginning one year from the grant date. An additional aggregate of 75,300 shares of restricted stock were granted to approximately 20 employees. All restricted stock grants vest one hundred percent (100%) on the third anniversary of the grant.

     The Compensation Committee, in satisfying its duty to establish the compensation level of the Company’s Chief Executive Officer and to recommend the compensation levels for the Company’s other officers, considered and approved management’s recommendations for Fiscal Year 2004 with respect to changes to the elements and levels of compensation paid to such officers. The Compensation Committee consulted with the Company’s human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Compensation Committee, in its role as administrator of the 2003 Stock Incentive Plan, intends to review periodically with the Company’s human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

     Compensation of the Chief Executive Officer. Ms. Forté was appointed President and Chief Executive Officer effective August 1, 2002. Upon this appointment, Ms. Forté and the Company entered into a three-year employment agreement under which Ms. Forté is entitled to receive an annual base salary of not less than $600,000. This base salary is subject to annual review and potential increase by the Compensation Committee. For Fiscal Year 2004, Ms. Forté’s salary was $625,000. In establishing Ms. Forté’s base salary, the Company primarily considered Ms. Forté’s extensive retail experience, her previous level of responsibility and her past performance and knowledge of the Company. In July 2004, Ms. Forté was awarded a stock option grant to purchase up to 115,000 shares of Common Stock. The stock option grant vests over four equal annual installments. On the same day, Ms. Forté was also awarded 25,000 shares of restricted stock. The restricted stock grant vests one hundred percent (100%) after three years. The Compensation Committee believes that these stock option and restricted stock grants are consistent with the purposes of the 2003 Stock Incentive Plan to properly align the interests of Ms. Forté and the Company’s stockholders and will encourage Ms. Forté to remain in the employ of the Company for the term of her employment agreement. For a description of the terms of Ms. Forté’s employment agreement, see “Executive and Director Compensation-Employment Agreements.”

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a “covered employee” in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. The 2003 Stock Incentive Plan and Executive Bonus Plan have been designed to meet Code regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the 2003 Stock Incentive Plan and bonuses under the Executive Bonus Plan generally will be excluded from the deduction limit. Moreover, the Compensation Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company’s interests are best served in some circumstances by providing compensation which is subject to the deductibility limitation imposed by Section 162(m). Accordingly, the Compensation Committee retains the discretion to authorize compensation that does not qualify for income tax deductibility. In Fiscal Year 2004, the Company issued shares of restricted stock that, depending on the timing of vesting, may not qualify for income tax deductibility. Option grants and cash bonuses made during Fiscal Year 2004 were designed to be excluded from the deduction limits.

A. David Brown, Chairman
Mary E. Burton
David M. Szymanski

     The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference in such filing.

Corporate Performance Graph

     The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index, the S&P Smallcap Specialty Store Index, and the S&P 600 Smallcap Index for the period from August 1, 1999, to July 31, 2004. The comparison assumes $100 was invested on August 1, 1999 in the Common Stock and in each of the three indices and, for the S&P 500 Index, the S&P Smallcap Specialty Store Index and the S&P 600 Smallcap Index, assumes reinvestment of dividends. The Company has not paid any dividends.

[LINE GRAPH]

	7/31/99	1/31/00	7/31/00	1/31/01	7/31/01	1/31/02	7/31/02	1/31/03	7/31/03	1/30/04	7/30/04
Zale Corporation	100	89.37	93.44	93.25	84.37	113.63	75.25	76.25	118.18	135.12	135.70
S&P500	100	104.62	112.58	125.89	126.11	129.74	110.44	106.03	130.44	156.76	158.51
S&P Smallcap Spec	100	77.26	88.16	94.67	113.46	138.63	124.22	115.21	157.50	188.76	176.46
S&P600 Smallcap	100	105.59	108.97	104.64	93.36	87.75	71.32	67.57	78.90	90.91	89.28

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing by the

Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference in such filing.

.
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent (10%) of any class of the Company’s equity securities, to file with the SEC initial reports (“Form 3”) of beneficial ownership and reports of changes (“Form 4” and “Form 5”) in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company complied with all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding Common Stock for Fiscal Year 2004, except that a Report on Form 4 relating to a stock option grant to Mary E. Burton was inadvertently filed late.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee are Thomas C. Shull, J. Glen Adams and John B. Lowe, Jr. The Board of Directors has determined that during Fiscal Year 2004, each member of the committee was independent under the rules of the NYSE and that each current member is independent. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. A copy of the charter is available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate Governance.”

     The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended July 31, 2004.

     The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants (“AICPA”).

     The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board of the AICPA, which has been adopted on an interim basis by the Public Company Accounting Oversight Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services to the Company, which are set forth below and has determined that the provision of the non-audit services are compatible with the firm’s independence.

     Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004, for filing with the SEC.

     The foregoing report is furnished by the members of the Audit Committee:

Thomas C. Shull, Chairman
J. Glen Adams
John B. Lowe, Jr.

     The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditor Fee Information

     Audit Fees. Audit fees paid to KPMG LLP totaled $603,125 in Fiscal Year 2004 and $591,500 for Fiscal Year 2003. Audit fees include fees associated with the annual audits of the Company’s consolidated financial statements, reviews of the Company’s quarterly reports on Form 10-Q, and the statutory audits of the financial statements of the Company’s insurance subsidiaries.

     Audit-Related Fees. Audit-related fees paid to KPMG LLP totaled $33,000 in Fiscal Year 2004 and $54,742 in Fiscal Year 2003. Audit-related fees for Fiscal Year 2004 include fees associated with the audits of the financial statements of certain employee benefit plans. Audit related fees for Fiscal Year 2003 include fees associated with the audits of the financial statements of certain employee benefit plans and accounting assistance related to the Company’s tender offer in July 2003.

     Tax Fees. Fees paid to KPMG LLP for tax services, including tax compliance, tax advice and tax planning, totaled approximately $658,543 in Fiscal Year 2004 and $437,858 in Fiscal Year 2003.

     All Other Fees. Fees paid to KPMG LLP related to Sarbanes-Oxley assistance totaled $28,250. No other fees were paid to KPMG LLP for other services not included above in Fiscal Year 2004 or Fiscal Year 2003.

     In addition to retaining KPMG LLP to audit the Company’s consolidated financial statements in Fiscal Year 2004, the Company retained KPMG LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in Fiscal Year 2004. The Company’s Audit Committee pre-approves all non-audit work performed by KPMG LLP on an item-by-item basis, except that the Audit Committee has pre-approved up to $60,000 for certain specifically identified tax services, with a limitation of no more than $15,000 for any particular service, such as assistance with day-to-day federal, state and international tax issues, as well as compensation and employee benefit issues. In the case of such pre-approved tax-related services, those members of the Company’s management team responsible for engaging KPMG LLP to perform pre-approved services must report specific engagements to the Audit Committee at each meeting of the Audit Committee.

PROPOSAL NO. 2:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO
150,000,000 AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has declared advisable and is seeking stockholder approval of a proposed amendment to Article FOURTH of the Company’s Certificate of Incorporation that would increase the number of authorized shares of Common Stock to 150,000,000.

Purpose and Effect of the Proposed Amendment

     The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of all classes of capital stock of the Company, of which 5,000,000 are to be shares of preferred stock, par value $.01 per share (“Preferred Stock”), and of which 70,000,000 are to be shares of Common Stock. If the proposed amendment is approved by the Company’s stockholders, the number of authorized shares of Common Stock will increase from 70,000,000 authorized shares to 150,000,000 authorized shares. The total authorized shares of capital stock will increase to 155,000,000 shares, including the 5,000,000 authorized shares of Preferred Stock.

     In June 2004, the Company completed a two-for-one stock split. The stock split was effected by issuing one additional share of Common Stock for each outstanding share of Common Stock. Immediately prior to completion of the stock split, the Company had 25,983,085 shares of Common Stock outstanding. Following completion of the stock split on June 8, 2004, the Company had 51,966,170 shares of Common Stock outstanding. As of the close of business on September 24, 2004, the record date for the Annual Meeting, there were ___shares of Common Stock outstanding, and no outstanding shares of Preferred Stock.

     In light of the significant increase in the number of shares of Common Stock outstanding following the stock split, and after considering the additional shares that are reserved for future issuance under the Company’s employee benefit plans, Company management believes that the number of available shares of Common Stock may not be sufficient to meet the Company’s future needs. Management believes that the proposed amendment should provide the Company with a sufficient number of authorized shares of Common Stock to meet its needs for the foreseeable future.

     If the proposed amendment is approved by the Company’s stockholders, additional authorized shares of the Common Stock will be available for future financing transactions, stock dividends or distributions, stock splits in the form of stock dividends, employee and officer compensation plans and other general purposes. In addition, from time to time, the Company may engage in discussions concerning possible acquisitions that would involve the issuance of Common Stock by the Company. Favorable market conditions, changes in the Company’s financial condition or other circumstances could result in a determination by the Company to issue additional shares of Common Stock or other securities convertible into shares of Common Stock.

     In addition, if approved, the increased number of authorized shares of Common Stock will be available for such other purposes and considerations as the Board of Directors may approve. No further vote of stockholders of the Company will be required for the issuance of these shares of Common Stock, except as provided under the rules of any securities exchange or automated quotation system on which the Common Stock may be listed or quoted. The rules of the NYSE require that the Company seek stockholder approval prior to (i) an issuance of Common Stock that would exceed twenty percent (20%) of the then outstanding shares of Common Stock (other than a public offering of such shares for cash consideration), or (ii) certain issuances to the Company’s directors and executive officers. The availability of additional shares of Common Stock for issuance without the delay and expense of obtaining stockholder approval will afford the Company greater flexibility in acting upon proposed transactions.

     The additional shares of Common Stock that will be available for issuance will be identical in terms to the shares of Common Stock currently authorized under the Certificate of Incorporation. Holders of outstanding shares of the Common Stock do not have preemptive rights to purchase shares of the Common Stock, which means that current stockholders do not have a prior right to purchase any new issue of shares of Common Stock in order to maintain their proportionate ownership thereof.

     Depending on the consideration per share received by the Company for any subsequent issuance of shares of the Common Stock, such issuance could have a dilutive effect on those stockholders who paid a higher price per share for their shares of Common Stock. Also, future issuances will increase the number of outstanding shares of the Common Stock, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of the Common Stock. The availability for issuance of the additional shares of the Common Stock and the issuance thereof may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company.

     The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock voting in person or by proxy is necessary for approval of the amendment to the Certificate of Incorporation

     The amendment to the Certificate of Incorporation, assuming approval by our stockholders at the Annual Meeting, will be filed with the Delaware Secretary of State as soon as practicable after the Annual Meeting. Without any further action on the part of our stockholders, the amendment will become effective on the date of such filing.

Recommendation of the Board of Directors

     The Company’s Board of Directors unanimously recommends that stockholders vote “FOR” approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 70,000,000 to 150,000,000 authorized shares of Common Stock.

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF
INCORPORATION TO SET THE SIZE OF THE COMPANY’S BOARD OF
DIRECTORS AT BETWEEN SEVEN AND TEN

     Article FIFTH of the Company’s Restated Certificate of Incorporation provides for a Board of Directors consisting of not less than seven directors and not more than nine directors, with the precise number of directors within this range to be established from time to time by the Board of Directors. The Board of Directors has declared advisable and is seeking stockholder approval of a proposed amendment to the Certificate of Incorporation that would set the size of the Company’s Board of Directors at between seven and ten.

Purpose and Effect of the Proposed Amendment

     The Company’s Board of Directors presently consists of eight directors, and, upon the election of all director nominees set forth in Proposal No. 1, the Board of Directors will consist of nine members. Seven of the directors are “independent” under the rules of the NYSE. Under the proposed amendment, the maximum number of directors allowed to serve on the Board of Directors will be increased to ten directors. If this amendment is approved by stockholders, the number of directors actually serving on the Board of Directors will remain at nine until changed by resolution of the Board of Directors.

     The Board of Directors believes that the proposed amendment will enhance the performance of the Board of Directors and will assist the Company in its compliance with the corporate governance rules of the NYSE. Under the NYSE rules, a majority of the members of the Board of Directors must be independent. Further, each of the Audit, Compensation and Nominating and Corporate Governance Committees must consist of three directors, each of whom must be independent. As a result of the NYSE independent committee requirements, the Board of Directors has found it necessary from time to time to appoint certain independent directors to multiple board committees. The Board of Directors believes the additional director authorized in the proposed amendment will minimize the need for multiple committee assignments and will provide the Board of Directors with greater flexibility in staffing its committees. Accordingly, the Board of Directors believes its overall performance and the performance of its committees will be enhanced.

     As is the case currently under the Certificate of Incorporation, under this proposal (i) if any vacancy occurs on the Board of Directors during a year, such vacancy will be filled by the Board of Directors, and the newly appointed director will serve until the next annual meeting of stockholders, and (ii) a director may be removed with or without cause, at a special meeting of stockholders, upon the vote of a majority of the outstanding shares of Common Stock. Under the Certificate of Incorporation, stockholders are not permitted to take action by written consent.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock voting in person or by proxy is necessary for approval of the amendment to the Certificate of Incorporation.

     The amendment to the Certificate of Incorporation, assuming approval by our stockholders at the Annual Meeting, will be filed with the Delaware Secretary of State as soon as practicable after the Annual Meeting. Without any further action on the part of our stockholders, the amendment will become effective on the date of such filing.

Recommendation of the Board of Directors

     The Company’s Board of Directors unanimously recommends that stockholders vote “FOR” approval of the proposed amendment to the Certificate of Incorporation to set the size of the Company’s Board of Directors at between seven and ten.

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has served as the Company’s independent public accountants since June 2002, and has been reappointed by the Audit Committee to serve in that capacity for the upcoming fiscal year. The Company has been advised that no member of KPMG LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of KPMG LLP is expected to attend the Annual Meeting and will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

     Although not formally required, the appointment of the independent auditors of the Company has been directed by the Audit Committee and the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee. If the stockholders ratify the appointment, the Audit Committee, in its sole discretion, may still direct the appointment of new independent auditors at any time during the upcoming fiscal year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

     The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent public accountants.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company’s Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company’s books and (B) the class and number of shares of the Company that are owned of record by such stockholder. See “Stockholder Proposals” below for additional requirements. In lieu of directly nominating a candidate for consideration for consideration by stockholders at an annual meeting, stockholders may recommend individuals to the Nominating and Corporate Governance Committee for inclusion in the Board of Directors slate of nominees.

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8(e) promulgated under the Exchange Act, stockholder proposals to be included in the Company’s proxy statement relating to the 2005 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than June 9, 2005, at the Company’s principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department.

     Pursuant to the Company’s Bylaws, to be timely, notice of business to be brought before a stockholders meeting and notice by a stockholder of nominations for election of a director at a meeting of stockholders, must be delivered to the principal executive offices of the Company not less than sixty days and not more than ninety days prior to the meeting. However, in the event that there is less than seventy days notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the sixtieth day before the anniversary date of the last annual meeting (November 12th is the date of the 2004 Annual Meeting), assuming that such sixtieth day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with other applicable procedures set forth in the Company’s Bylaws. See “Stockholder Nomination of Director Candidates.” The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended July 31, 2004, as filed with the SEC. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations, MS 6B-3. The Company’s Form 10-K and Annual Report is available online at www.zalecorp.com. The Form 10-K is being delivered with this proxy statement.

HOUSEHOLDING

     As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement.

     The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at
(972) 580-5047 or by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by email to ir@zalecorp.com. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request multiple copies of the proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of the proxy statement by mailed in the future.

     The foregoing Notice of Annual Meeting of Stockholders and Proxy Statement are sent by order of the Board of Directors.

Hilary Molay
Vice President, General Counsel and Secretary

[ZALE CORPORATION LOGO]

ATTN: INVESTOR RELATIONS
MS 5A8
901 WEST WALNUT HILL LANE
IRVING, TX 75038

VOTE BY INTERNET- www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 10, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 10, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ZALCO1          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors
1.	To elect nine directors for terms that will expire at the 2004 annual meeting of stockholders:

01)	Richard C. Marcus	06)	Sue E. Gove
02)	Mary L. Forté	07)	John B. Lowe, Jr.
03)	J. Glen Adams	08)	Thomas C. Shull
04)	A. David Brown	09)	David M. Szymanski
05)	Mary E. Burton

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

		For	Against	Abstain
2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000;	☐	☐	☐

3.	To amend the Company’s Restated Certificate of Incorporation to set the size of the Company’s Board of Directors at between seven and ten;	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2005; and	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponement thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] DATE	Signature (Joint Owners) Date

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2004

The stockholder(s) hereby appoint(s) Mary L. Forté and Sue E. Gove, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 12, 2004, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 AUTHORIZED SHARES TO 150,000,000 AUTHORIZED SHARES OF COMMON STOCK, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO SET THE SIZE OF THE COMPANY’S BOARD OF DIRECTORS TO BETWEEN SEVEN AND TEN MEMBERS, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ZALE CORPORATION LOGO]

ATTN: INVESTOR RELATIONS
MS 5A8
901 WET WALNUT HILL LANE
IRVING, TX 75038

VOTE BY INTERNET- www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 9:00 A.M. Eastern Time on November 10, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 9:00 A.M. Eastern Time on November 10, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ZALCO3          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors
1.	To elect nine directors for terms that will expire at the 2005 annual meeting of stockholders:

01)	Richard C. Marcus	06)	Sue E. Gove
02)	Mary L. Forté	07)	John B. Lowe, Jr.
03)	J. Glenn Adams	08)	Thomas C. Shull
04)	A. David Brown	09)	David M. Szymanski
05)	Mary E. Burton

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

		For	Against	Abstain
2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000:	☐	☐	☐

3.	To amend the Company’s Restated Certificate of Incorporation to set the size of the Company’s Board of Directors at between seven and ten	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2005; and	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No Proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] DATE	Signature (Joint Owners) Date

October 7, 2004

Re: Zale Corporation Savings & Investment Stock Trust

Dear Plan Participant:

The Annual Meeting of Stockholders of Zale Corporation is scheduled for November 12, 2004.

As a participant in the above Plan, you have the right to direct Mellon Global Securities Service, as the Trustee, as to how to vote the shares of Zale Corporation allocated to your Plan account. The Trustee will vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The number of shares you are eligible to vote is based on your balance in the Plan on September 24, 2004, the record date for the determination of shareholders eligible to vote.

Your instructions to the Trustee are confidential and will be know only by Mellon Global Securities Service.

If, in addition to your Plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to respond to each Proxy or Voter Instruction Card individually. You can cast your vote by one of the following methods: phone, internet or mail. When voting by phone or internet, you do not need to send in the proxy card.

We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote the shares. Because the shares in the Plan are registered in the name of Mellon Global Securities Service, as Trustee, you will not be able to vote the shares in the Plan in person at the meeting on November 12, 2004. Please respond to your Voter Instruction Card as soon as possible. Instructions received after 9:30 a.m. Eastern Standard time on November 10, 2004 will not be counted.

Sincerely,

Mellon Global Securities Service,
Trustee of the Zale Corporation Savings & Investment Stock Trust

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2004

The stockholder(s) hereby appoint(s) Mary L. Forté and Sue E. Gove, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 12, 2004, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 AUTHORIZED SHARES TO 150,000,000 AUTHORIZED SHARES OF COMMON STOCK, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO SET THE SIZE OF THE COMPANY’S BOARD OF DIRECTORS TO BETWEEN SEVEN AND TEN MEMBERS, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE